UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 29, 2015

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Director

As previously disclosed in the Proxy Statement filed by Ashland Inc. (“Ashland”) with the Securities and Exchange Commission (“SEC”) on December 3, 2014 (the “Proxy Statement”), John F. Turner retired from Ashland’s Board of Directors effective as of Ashland’s Annual Meeting of Shareholders on January 29, 2015 (the “Annual Meeting”).    In connection with Mr. Turner’s retirement, the Board of Directors reduced the number of total directorships to ten.

Adoption of 2015 Ashland Inc. Incentive Plan

At the Annual Meeting, the shareholders approved the 2015 Ashland Inc. Incentive Plan (the “2015 Incentive Plan”).  The 2015 Incentive Plan authorizes the grant of equity-based awards (“Awards”) to officers and employees in the form of: stock options (“Options” or “Option Awards”), stock appreciation rights (“SARs” or “SAR Awards”), restricted stock (“Restricted Stock” or “Restricted Stock Awards”), restricted stock units (“RSUs” or “RSU Awards”), incentive awards (“Incentive Awards”), performance unit awards (“Performance Unit Awards”) and merit awards (“Merit Awards”). Directors may also be granted Awards other than incentive stock options (“ISOs”), Incentive Awards, Performance Awards or Merit Awards.

An aggregate of 2,475,000 shares of Ashland Common Stock will be reserved for issuance under the 2015 Incentive Plan, and any or all of those shares may be delivered with respect to ISOs. For purpose of counting the number of shares available to be issued under the 2015 Incentive Plan, “full-value awards” (i.e., awards settled in stock other than options and SARs) will be counted against the share reserve on a 2.75 for 1 basis.

Awards under the 2015 Incentive Plan may only be granted to regular, full-time or part-time employees of the Company or any of its subsidiaries (“Participants”) and directors who are not employees (“Outside Directors").

Certain Awards are based on the attainment of “Performance Goals,” which means performance goals as may be established in writing by the P&C Committee. Such goals may be absolute in their terms or measured against or in relation to other companies comparably or otherwise situated. Such Performance Goals may be relative to stock market indices or such other published or special indices as the P&C Committee deems appropriate and/or may be based on the performance of the Company generally or one or more of its subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, and/or the performance of the individual Participant.

The P&C Committee will have the exclusive authority to administer the 2015 Incentive Plan for Participants and may, to the extent permitted by applicable laws, delegate authority under the Plan to one or more directors or employees. The G&N Committee will have the exclusive authority to administer the 2015 Incentive Plan for Outside Directors.

For more information about the 2015 Incentive Plan, see Ashland’s Proxy Statement filed with the SEC.  The summary is qualified in its entirety by reference to the full text of the 2015 Incentive Plan attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, a total of 62,216,247 shares of Common Stock, representing 89% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1:  All of the nominees for director were elected to serve a one-year term until the 2016 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Roger W. Hale	56,963,859	856,779	171,887	4,223,722
Vada O. Manager	57,038,413	764,597	189,515	4,223,722
George A. Schaefer, Jr.	57,323,481	494,300	174,744	4,223,722

Proposal 2:  The appointment of Ernst & Young LLP as Ashland’s independent registered public accountants for fiscal 2015 was ratified by the shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
61,847,225	225,449	143,573	0

 Proposal 3:  The non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed in Ashland’s Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, was approved by the shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
55,935,268	1,743,004	314,253	4,223,722

Proposal 4:  The 2015 Ashland Inc. Incentive Plan was approved by the shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
55,173,218	2,579,742	239,565	4,223,722

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits
10.1	2015 Ashland Inc. Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

January 30, 2015	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	2015 Ashland Inc. Incentive Plan